Exhibit 99.1

Vivakor Secures $72 Million Crude Oil Transaction Through Integrated Infrastructure Platform

Company Expands Trading Division with Increased Activity Across Key U.S. Basins as Crude Oil Trades Above $100 per Barrel

DALLAS, TX, April 30, 2026 (GLOBE NEWSWIRE) – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, today announced that its commodities trading platform, Vivakor Supply & Trading (“VST”), has executed a recurring crude oil transaction, extending through May 2027.

The transaction represents approximately $6.0 million in crude oil volume per month, or approximately $72.0 million over twelve-month term, and includes associated transportation services. The arrangement reflects continued execution of Vivakor’s integrated platform strategy, facilitating the movement of volumes across its network while supporting commercial activity across its logistics and infrastructure operations. Through its supply and trading platform, the Company is able to source, market, and coordinate volumes in a manner that enhances overall system connectivity and value.

Vivakor Chairman, President and CEO James Ballengee commented: “This transaction reflects continued execution of our strategy to integrate logistics, infrastructure, and marketing activities. We are seeing ongoing activity across key U.S. oil markets, particularly in core producing basins, which continues to support demand for efficient crude oil movement and marketing solutions. By facilitating volumes across our system, we can support customer needs while enhancing connectivity across our broader platform. Our supply and trading activities are designed to complement our operations and support the efficient movement of crude oil and related products.”

The Company’s supply and trading activities are designed to facilitate volumes across its platform and support broader commercial operations. On standard crude trades, the Company anticipates recognizing approximately 1% of the contract value.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services, operating one of the largest fleets of oilfield trucking services in the continental United States. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil and produced water gathering, storage, transportation, reuse, and remediation services under long-term contracts.

Once operational, Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: https://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor and the Endeavor Entities or the date of such information in the case of information from persons other than Vivakor and the Endeavor Entities, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Endeavor Entities industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investor Contact:
P: 469-480-7175
info@vivakor.com